UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2004

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803
(Address of principal executive offices)

(781) 238-1111
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 2, 2004, RadView Software Ltd., a company organized under the laws of Israel, received a letter from Nasdaq informing us that we did not comply with Marketplace Rule 4320(e)(2)(B) which requires a company listed on the Nasdaq SmallCap Market to meet one of three tests involving shareholders’ equity, market capitalization and net income.  Nasdaq informed us that it was reviewing our eligibility for continued listing on the Nasdaq SmallCap Market and requested that we provide by August 16, 2004 our plan to achieve and sustain compliance with the listing requirements.  We submitted our response to Nasdaq by the requested date.

On September 8, 2004, we received a Nasdaq Staff Determination letter indicating that we failed to comply with the shareholders’ equity, market capitalization and net income requirements for continued listing set forth in Marketplace Rule 4320(e)(B), and that our securities are, therefore, subject to delisting from the Nasdaq SmallCap Market.  The Nasdaq made its determination to delist based on its review of our earlier response because the plan we presented did not definitively satisfy the Nasdaq’s timeframe for compliance in the near term.  We have decided not to appeal the Nasdaq’s determination.  Accordingly, our ordinary shares will be delisted from the Nasdaq SmallCap Market at the opening of business on September 17, 2004.

Our ordinary shares may be immediately eligible for quotation on the Over-the-Counter Bulletin Board, or the OTCBB, effective with the opening of business on September 17, 2004.  We are not required to file an application for inclusion on the OTCBB, provided a market maker enters a quote on the first day of eligibility.  We have been assigned our current trading symbol of “RDVW” for the OTCBB.

In connection with the private placement of ordinary shares we completed in March 2004, the investors also received additional investment rights and four series of warrants, including two series of warrants that are only exercisable in the event our shares are delisted from the Nasdaq SmallCap Market.  Accordingly, the delisting will trigger the exercisability of warrants to purchase 333,332 ordinary shares at an exercise price of $0.873 per share and 333,332 ordinary shares at an exercise price of $0.992 per share.

In connection with this event, we issued a press release on September 13, 2004, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

99.1               Press release issued by RadView Software Ltd. on September 13, 2004 announcing the delisting of its ordinary shares from the Nasdaq SmallCap Market effective September 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: September 13, 2004	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by RadView Software Ltd. on September 13, 2004 announcing the delisting of its ordinary shares from the Nasdaq SmallCap Market effective September 17, 2004.